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                                                                      EXHIBIT J


                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the reference to us in the Prospectuses constituting parts of this Post-Effective Amendment No. 9 to the registration statement on Form N-1A (the "Registration Statement") under the heading "Financial Highlights" and under the heading "Other Services--Independent Accountant" in the Statement of Additional Information.


PricewaterhouseCoopers LLP
1177 Avenue of the Americas
New York, New York
February 12, 1999